SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    ---------



                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): November 21, 1997




                          HOSPITALITY PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




       Maryland                    1-11527                      04-3262075
    (State or other            (Commission file               (IRS employer
    jurisdiction of                number)                 identification no.)
    incorporation)


 400 Centre Street, Newton, Massachusetts                          02158
 (Address of principal executive offices)                        (Zip code)


Registrant's telephone number, including area code:  617-964-8389

Item 5. Other Events.

Fifteen Candlewood(R) Hotels

         On November 19, 1997, Hospitality Properties Trust (together with its subsidiaries, the "Company") and Candlewood Hotel Company, Inc. and certain of its subsidiaries (collectively, "Candlewood") entered into a Purchase and Sale Agreement and an Agreement to Lease (collectively, the "Candlewood Documents") pursuant to which the Company will acquire 15 Candlewood(R) Hotels (collectively, the "CW Hotels") from Candlewood for a purchase price of $100 million. Upon acquisition, the Company will lease the CW Hotels to a wholly owned subsidiary of Candlewood (the "CW Tenant"). The CW Hotels, 10 of which have been recently completed and five of which are currently under development, contain a total of 1,592 suites. The Company plans to fund the purchase of the CW Hotels initially by drawing on the Company's line of credit and/or its bridge financing facilities, which together total $455 million (the "Credit Facilities"), in each case provided by DLJ Mortgage Capital, Inc. The Company intends to commence an offering of equity securities (the "Equity Offering"), a portion of the proceeds of which would be applied to repay such indebtedness. If such offering is not consummated or if the net proceeds thereof are insufficient for the purpose, the Company would explore various alternatives in both the timing and repayment of amounts outstanding under the Credit Facilities. Such alternatives may include the issuance of public or private equity or debt, including long term debt.

         The location and number of suites of the 15 CW Hotels are as follows:


                                        No. of
    Location by State                  CW Hotels                    Total Suites
    -----------------                  ---------                    ------------
Alabama                                    1                             98
Arizona                                    1                             98
California                                 1                             122
Colorado                                   1                             130
Kansas                                     2                             188
Kentucky                                   1                             77
Michigan                                   1                             121
Nebraska                                   1                             131
Ohio                                       1                             77
Pennsylvania                               1                             110
Texas                                      1                             122
Utah                                       2                             220
Virginia                                   1                             98
                                          ---                           ---
Total                                     15                            1,592

         The principal features of the agreed form of the lease of the 15 CW Hotels will be as follows:

o        The CW 15 Hotels will be the subject of a single lease.

o        The initial lease term will expire December 31, 2011.

o At the end of the initial lease term, the CW Tenant will have three consecutive renewal options of 15 years.

o The lease will require minimum rent payments to the Company aggregating $10 million per year.

o In addition to minimum rents, the lease will require percentage rents equal to 10% of all revenues and receipts of every kind derived from guest or customers related to the operation of each CW Hotel ("Total CW Hotel Sales") in excess of Total CW Hotel Sales for such hotel during the second year of operation.

o A percentage of Total CW Hotel Sales, initially 3% of Total CW Hotel Sales for 1998, increasing to 4% of Total CW Hotel Sales for 1999 and to 5% of Total CW Hotel Sales thereafter, will be escrowed monthly by the CW Tenant to fund refurbishments and renovations to the CW Hotels.

o Under certain circumstances, the Company may be required to fund major repairs to the CW Hotels, in which event annual minimum rent will be increased by a minimum of 10% of the amount funded.

o The lease of the CW Hotels will be a triple net lease requiring the CW Tenant to pay all operating expenses, including taxes and insurance.

o A security deposit equal to 10% of the purchase price of each of the 15 CW Hotels will be retained by the Company as security for the CW Tenant's obligations under the lease. The Company must repay any unapplied balance of the security deposit to Candlewood at the expiration of the lease without default, including renewal terms, if any. No interest will be paid by the Company on the security deposit, and the security deposit will not be escrowed.

o        The Company's  prior  written  consent is required for the CW Tenant to
         enter  into,   amend  or  modify  the  provisions  of,  any  management
         agreement.

o Any amount which may become due to managers for operation of the CW Hotels will be subordinated to all amounts due to the Company under the lease.

o Candlewood Hotel Company, Inc. ("CWHC") will guaranty all obligations of the CW Tenant under the lease, including the full amount of the rent payable under the lease. Provided no defaults have occurred and are continuing under the lease, the CWHC guaranty terminates at such time as cash flow of the CW Tenant exceeds minimum rent for 12 consecutive months by 50%. The CWHC guaranty will be secured by a $5 million deposit to be retained by the Company, the unapplied balance of which will be required to be refunded to CWHC, provided no default has occurred and is continuing, at such time as cash flow of the CW Tenant exceeds minimum rent for 12 consecutive months by 40%. Provided no defaults have occurred and are continuing, the Company will be required to pay 11.11% per annum interest on the guaranty deposit. The guaranty deposit will not be escrowed.

         While the Company has entered into the Candlewood Documents for the acquisition of the CW Hotels, the purchase of the CW Hotels is subject to the satisfaction of a number of conditions, certain of which unless satisfied could result in one or more of the CW Hotels not being acquired. See "Certain Information" below.

Fourteen Sumner Suite(R) Hotels

         On November 19, 1997, the Company, through a wholly owned subsidiary, acquired 14 Sumner Suite(R) hotels (the "Sumner Hotels") from ShoLodge, Inc. and certain direct and indirect wholly owned subsidiaries of ShoLodge, Inc. for a purchase price of $140 million. The Sumner Hotels are leased to a wholly owned subsidiary of ShoLodge (the "Sumner Tenant") and managed by ShoLodge, Inc. ("ShoLodge"). The Sumner Hotels, 13 of which were developed within the past two years and the remaining one of which is being substantially renovated at this time, contain a total of 1,641 suites. The purchase of the Sumner Hotels was funded by drawings under the Credit Facilities. A portion of the proceeds of the Equity Offering, if it occurs, would be applied to repay such indebtedness. If such offering is not consummated or if the net proceeds thereof are insufficient for the purpose, the Company will explore various alternatives in both the timing and repayment of amounts outstanding under the Credit Facilities. Such alternatives may include the issuance of public or private equity or debt, including long term debt.

         The location and number of suites of the 14 Sumner Hotels are as follows:


                                        No. of
    Location by State                Sumner Hotels                  Total Suites
    -----------------                -------------                  ------------
Arizona                                    2                             247
Florida                                    1                             55
Georgia                                    3                             375
Indiana                                    1                             122
New Mexico                                 1                             125
Ohio                                       1                             125
Tennessee                                  1                             100
Texas                                      4                             492
                                          ---                           ----
Total                                     14                            1,641

         The principal features of the lease of the 14 Sumner Hotels are as follows:

o        The 14 Sumner Hotels are the subject of a single lease.

o        The initial lease term expires January 31, 2008.

o At the end of the initial lease term, the Sumner Tenant has five consecutive renewal options of 10 years.

o The lease requires minimum rent payments to the Company aggregating $14 million per year.

o In addition to minimum rents, the lease requires percentage rents equal to 8% of all revenues and receipts of every kind derived from guests or customers related to the operation of each of the Sumner Hotels ("Total Sumner Hotel Sales") in excess of Total Sumner Hotel Sales for such hotel during 1998 (except for Sumner Hotels located in Arizona, for which the applicable period of measure is the thirteen accounting periods beginning July 13, 1998).

o A percentage of Total Sumner Hotel Sales, initially 3% of Total Sumner Hotel Sales for 1998, increasing to 4% of Total Sumner Hotel Sales for 1999 and to 5% of Total Sumner Hotel Sales thereafter, must be escrowed periodically by the Sumner Tenant to fund refurbishments and renovations to the Sumner Hotels.

o Under certain circumstances, the Company may be required to fund major repairs to the Sumner Hotels, in which event annual minimum rent will be increased by a minimum of 10% of the amount funded.

o The lease of the Sumner Hotels is a triple net lease requiring the Sumner Tenant to pay all operating expenses, including taxes and insurance. The Sumner Tenant has entered into a management agreement with ShoLodge for management of the Sumner Hotels.

o A security deposit equal to 10% of the purchase price of each of the 14 Sumner Hotels was retained by the Company as security for the Sumner Tenant's obligations under the lease. The Company must repay any unapplied balance of the security deposit to the sellers of the ShoLodge Hotels at the expiration of the lease, including renewal terms, if any. No interest will be paid by the Company on the security deposit, and the security deposit will not be escrowed.

o The Company's prior written consent is required for the Sumner Tenant to amend or modify the provisions of its management agreement with ShoLodge.

o Any amount which may become due to managers for operation of the Sumner Hotels is required to be subordinated to all amounts due to the Company under the lease.

o ShoLodge has provided a limited recourse guaranty of the obligations of the Sumner Tenant under the lease, including the full amount of the rent payable under the lease. Provided no defaults have occurred and are continuing under the lease, the ShoLodge guaranty terminates at such time as cash flow of the Sumner Tenant equals or exceeds $18.5 million for thirteen consecutive accounting periods. Recourse under the guaranty is limited to a $14 million deposit retained by the Company, the unapplied balance of which is required to be refunded to ShoLodge upon termination of the ShoLodge guaranty. Provided no defaults have occurred and are continuing, the Company is required to pay 11.11% per annum interest on the $14 million guaranty deposit. The guaranty deposit is not escrowed.

Nine Marriott(R) Hotels

         In October 1997 the Company, through a wholly owned subsidiary, agreed to acquire from subsidiaries of Marriott International, Inc. ("Marriott") nine hotels (the "Marriott Hotels") currently under development for a purchase price of approximately $129.4 million. The Marriott Hotels consist of three Residence Inn by Marriott(R) and six Courtyard by Marriott(R) hotels. The Marriott Hotels will be leased to a wholly owned subsidiary of Marriott (the "Marriott Tenant") and managed by a wholly owned subsidiary of Marriott. The Marriott Hotels contain a total of 1,336 rooms/suites. As of February 21, 1997, two of these hotels have been acquired; the remaining seven are expected to be acquired periodically during 1997 and 1998. The purchase of the two Marriott Hotels was funded initially by drawings under the Credit Facilities. The Company plans to fund the future acquisitions with drawings under the Credit Facilities and/or a portion of the proceeds of the Equity Offering, if it occurs. The Company will explore various alternatives in both the timing and repayment of remaining amounts outstanding under the Credit Facilities. Such alternatives may include the issuance of public or private equity or debt, including long term debt.

         The location, type and number of rooms of the nine Marriott Hotels are as follows:

                                                                    No. of                  Total
Location by State          Type of Marriott Hotel              Marriott Hotels           Rooms/Suites
-----------------          ----------------------              ---------------           ------------
Arizona                    Courtyard                                  1                      160
California                 Courtyard                                  2                      270
Louisiana                  Residence Inn                              1                      231
Maryland                   Residence Inn                              1                      120
New Jersey                 Residence Inn                              1                      156
North Carolina             Courtyard                                  1                      123
Oklahoma                   Courtyard                                  1                      122
Virginia                   Courtyard                                  1                      154
                                                                     ---                    ----
Total                      3 Residence Inns;                          9                     1,336
                           6 Courtyards

         The principal features of the leases of the nine Marriott Hotels are or will be as follows:

o        Each  Marriott  Hotel is or will be the  subject of a  separate  lease.
         However, in the event any of these leases is defaulted, the Company may declare all of the leases with the Marriott Tenant to be in default.

o        The initial lease term expires during 2012.

o At the end of the initial lease term, the Marriott Tenant has two consecutive renewal options of 10 years.

o The leases require minimum rent payments to the Company aggregating $14.9 million per year for all nine leases.

o In addition to minimum rents, each lease requires percentage rents equal to 7% of all revenues and receipts of every kind derived from guest or customers related to the operation of the applicable Marriott Hotel ("Total Marriott Hotel Sales") in excess of Total Marriott Hotel Sales during the second full calender year of operation for each of the Marriott Hotels.

o A percentage of Total Marriott Hotel Sales, initially 2% in the case of Residence Inns and 3% in the case of Courtyards, increasing to 4% of Total Marriott Hotel Sales for the second full calender year of operations and to 5% of Total Marriott Hotel Sales after the second full calender year of operations, must be escrowed periodically by the Marriott

         Tenant to fund refurbishments and renovations to the Marriott Hotels. An initial deposit of approximately $1.3 million was made by the Company to the escrow account.

o Under certain circumstances, the Company may be required to fund major repairs to the Marriott Hotels, in which event annual minimum rents will be increased by a minimum of 10% of the amount funded.

o A security deposit equal to 10% of the purchase price of each of the nine Marriott Hotels is retained by the Company as security for the Marriott Tenant's obligations under the leases. The Company must repay any unapplied balance of the security deposit to the sellers of the Marriott Hotels at the expiration of the leases, including renewal terms, if any. No interest will be paid by the Company on any security deposit, and no security deposit will be escrowed.

o The leases of the Marriott Hotels are or will be triple net leases requiring the Marriott Tenant to pay all operating expenses, including taxes and insurance. The Marriott Tenant has entered into a management agreement with a Marriott subsidiary as manager of the Marriott Hotels. In connection with the franchise agreements with the Marriott Tenant, Marriott imposes certain restrictions (including approval rights) and obligations relating to changes of tenants or changes of ownership of the hotel property.

o Management fees and other amounts (other than franchise, royalty and similar fees and expenses) which may become due to managers for operation of the Marriott Hotels are required to be subordinated to all amounts due to the Company under the leases.

o Borrowings by the Company in respect of each of the Marriott Hotels are limited in accordance with a formula set forth in the leases for the Marriott Hotels to no more than 70% of the allocable purchase price of each such Marriott Hotel in the case of a borrowing secured by a single Marriott Hotel, or 60% of the aggregate allocable purchase prices of such Marriott Hotels in the case of a borrowing secured by two or more of the Marriott Hotels on a combined basis.

o        Marriott will guarantee  payment of a portion of rent under the leases.
         The guarantee covers minimum and additional rent obligations during the period ending at the close of the sixth of Marriott Tenant's accounting periods following the accounting period in which the last of the nine Marriott Hotels is acquired or, if earlier, the expiration of 19 full accounting periods after the Company's acquisition of the first Marriott Hotel (the "Initial Period") and thereafter until the first to occur of (i) the last day of Marriott Tenant's accounting period ending closest to September 30, 2004, (ii) the expiration of the first entire fiscal year of the Marriott Tenant in which (A) the cumulative amount of guaranteed rent paid by the Marriott Tenant under the leases or by Marriott under the guarantee in excess of the Marriott Tenant's cumulative Cash Available for Lease

         Payments (as defined in the guarantee) after the end of the Initial Period exceeds (B) 20% of the total purchase price paid by the Company for the Marriott Hotels or (iii) the date on which the Marriott Tenant's minimum rent coverage (defined as Cash Available for Lease Payments divided by minimum rents) equals or exceeds 130% for four consecutive fiscal quarters. The guarantee is subject to termination under certain circumstances upon the transfer of one or more Marriott Hotels by the Company. Marriott's guarantee is in addition to the retained security deposits.

Expanded Credit Facilities

         In 1995 the Company entered into an agreement with DLJ Mortgage Capital, Inc. ("DLJMC") for a $200 million revolving line of credit. This line of credit was secured by mortgages on certain hotels owned by the Company and required draw fees and payment of interest at a spread over one month LIBOR. In October and November 1997 the Company and DLJMC entered agreements to change and supplement the terms of this credit facility (as so changed and supplemented, the "Credit Facilities") as follows: (i) in addition to the $200 million line of credit which may be drawn, repaid and redrawn through December 1998, the Company has obtained additional credit facilities under which prior to December 31, 1997 the Company may borrow up to an additional $255 million which may not be redrawn after it is repaid; (ii) no additional mortgages are required to be recorded to secure drawings under the Credit Facilities until November 1998 (or the occurrence of an event of default thereunder); and (iii) the interest rate and draw fees are reduced to 125 basis points over one month LIBOR and 0.5%, respectively, of amounts drawn and outstanding. As of November 21, 1997, $261 million was outstanding under the Credit Facilities.

Certain Information

         This Current Report on Form 8-K contains statements which constitute forward looking statements. These statements include but are not limited to all references to the hotels to be acquired (including their expected acquisition (including purchase price) and leasing and lease terms (including minimum rents, term, renewal options, refurbishment reserves and cross default provisions)). Readers are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of various factors. Such factors include without limitation the factors included in Exhibit 99, "Investment Considerations," to the Company's Annual Report on Form 10-K for the year ended December 31, 1996. Additionally, readers are cautioned that certain of the hotels to be acquired are still under development and that therefore no assurance can be given that any of such hotels will be completed or acquired during 1997 and 1998 or otherwise or that the terms of any such acquisition will not differ materially from those described in this Report. General risks associated with properties under development, including but not limited to adverse weather, labor disputes, engineering and other construction difficulties and cost overruns, may materially delay or prevent the completion and thus the acquisition of any of the hotels to be acquired.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.

         Limited Service I Hotels
                  Report of Independent Public Accountants

                  Combined Statement of Revenues and Expenses for the Fiscal Year Ended January 3, 1997 and the Thirty-Six Weeks Ended September 12, 1997 (unaudited)

                  Combined Statement of Assets, Liabilities and Net Investments and Advances as of January 3, 1997 and September 12, 1997 (unaudited)

                  Combined Statement of Cash Flows for the Fiscal Year Ended January 3, 1997 and the Thirty-Six Weeks Ended September 12, 1997 (unaudited)

                  Notes to Combined Financial Statements as of January 3, 1997 and September 12, 1997 (unaudited)

         Limited Service II Hotels
                  Report of Independent Public Accountants

                  Combined Statement of Revenues and Expenses for the Fiscal Year Ended January 3, 1997 and the Thirty-Six Weeks Ended September 12, 1997 (unaudited)

                  Combined Statement of Assets, Liabilities and Net Investments and Advances as of January 3, 1997 and September 12, 1997 (unaudited)

                  Combined Statement of Cash Flows for the Fiscal Year Ended January 3, 1997 and the Thirty-Six Weeks Ended September 12, 1997 (unaudited)

                  Notes to Combined Financial Statements as of January 3, 1997 and September 12, 1997 (unaudited)

         Renthotel Utah, L.C.
                  Independent Auditors' Report

                  Balance Sheets as of December 31, 1996 and 1995

                  Statements of Operations for the Years Ended December 31, 1996 and 1995

                  Statements of Changes in Members Deficit for the Years Ended December 31, 1996 and 1995

                  Statements of Cash Flows for the Years Ended December 31, 1996 and 1995

                  Notes to Financial Statements for the Years Ended December 31, 1996 and 1995

(b)      Pro Forma Financial Information.

                  Introduction to Unaudited Pro Forma Financial Statements and Other Data

                  Pro Forma Income Statements and Other Data for the Year Ended December 31, 1996 and the Nine Months Ended September 30, 1997

                  Pro Forma  Balance  Sheet and Other Data as of  September  30,
                  1997

                  Notes to Unaudited Pro Forma  Financial  Statements  and Other
                  Data

(c)      Exhibits.

         10.1 Purchase and Sale Agreement, dated as of November 19, 1997, by and among Candlewood Hotel Company, Inc. and certain of its affiliates, as sellers, and the Company, as purchaser.

         10.2 Form of Candlewood Lease Agreement by and between a subsidiary of the Company, as landlord, and Candlewood Leasing No. 1, Inc., as tenant.

         10.3 Form of Guaranty Agreement by and among Candlewood Hotel Company, Inc., a subsidiary of the Company and the Company.

         10.4 Purchase and Sale Agreement, dated as of October 24, 1997, by and among ShoLodge, Inc. and certain of its affiliates, as sellers, and the Company, as purchaser.

         10.5 Lease Agreement, dated as of November 19, 1997, by and between HPT Suite Properties Trust, as landlord, and Suite Tenant, Inc., as tenant.

         10.6 Limited Guaranty Agreement, dated as of November 19, 1997, by and among ShoLodge, Inc., HPT Suite Properties Trust and the Company.

         10.7 Purchase Agreement, dated as of October 10, 1997, by and among Residence Inn By Marriott, Inc. and Courtyard Management Corporation, as sellers, and the Company, as purchaser.

         10.8 Form of Residence Inn Lease Agreement by and between HPTMI II Properties Trust and CR9 Tenant Corporation.

         10.9 Form of Courtyard Lease Agreement by and between HPTMI II Properties Trust and CR9 Tenant Corporation.

         10.10 Limited Rent Guaranty, dated as of October 10, 1997, by and among Marriott International, Inc., the Company and HPTMI II Properties Trust.

         10.11 Amendment No. 3, dated November 14, 1997, to the Amended and Restated Credit Agreement, dated as of December 29, 1995, as amended, between the Company and DLJ Mortgage Capital, Inc.

         10.12 First Supplemental Credit Agreement, dated as of November 14, 1997, between the Company, as borrower, and DLJ Mortgage Capital, Inc., as lender.

         10.13 Second Supplemental Credit Agreement, dated as of November 14, 1997, between the Company, as borrower, and DLJ Mortgage Capital, Inc., as lender.

         23.1     Consent of Arthur Andersen LLP, Independent Public Accountants

         23.2     Consent of Arthur Andersen LLP, Independent Public Accountants

         23.3 Consent of Reznick Fedder & Silverman, Independent Public Accountants

                    Report of Independent Public Accountants


To the Owners of the
Limited Service I Hotels (as defined in Note 1):

We have audited the accompanying combined statement of assets, liabilities and net investments and advances of the Limited Service I Hotels, as defined in Note 1, as of January 3, 1997, and the related combined statements of revenues and expenses and cash flows for the fiscal year then ended. These financial statements are the responsibility of the management of Marriott International, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the Limited Service I Hotels' assets, liabilities and net investments and advances, revenues and expenses or cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net investments and advances of the Limited Service I Hotels as of January 3, 1997, and their revenues and expenses and their cash flows for the fiscal year then ended in conformity with generally accepted accounting principles.

                                                     ARTHUR ANDERSEN LLP
Washington, D.C.,
    November 21, 1997

                            Limited Service I Hotels

                   Combined Statement of Revenues and Expenses
                For the Fiscal Year Ended January 3, 1997 and the
                    Thirty-six Weeks Ended September 12, 1997
                                 (in thousands)


                                                                Thirty-six
                                                Fiscal            weeks
                                                 year             ended
                                                 ended          September
                                                January         12, 1997
                                                3, 1997        (unaudited)
                                              ---------        -----------
Hotel revenues:
    Rooms                                       $3,412           $2,717
    Other                                          384              257
                                                ------           ------
      Total hotel revenues                       3,796            2,974
                                                ------           ------
Operating expenses                               2,317            1,435
                                                ------           ------
Hotel revenues over operating expenses           1,479            1,539
                                                ------           ------
Other expenses                                     907              355
                                                ------           ------
Revenues over expenses before income taxes         572            1,184
    Provision for income taxes                     223              462
                                                ------           ------
Revenues over expenses                          $  349           $  722
                                                ======           ======


     The accompanying notes are an integral part of this combined statement.


                            Limited Service I Hotels

                    Combined Statement of Assets, Liabilities
                        and Net Investments and Advances
                                 (in thousands)


                                                                            As of
                                                             As of        September
                                                           January 3,     12, 1997
                                                             1997       (unaudited)
                                                           ---------    -----------
                            Assets
Current assets:
    Cash and cash equivalents                               $    52        $    16
    Accounts receivable and other                               152             60
Property and equipment, net                                  72,932         27,780
Other assets                                                    522            299
                                                            -------        -------
                                                            $73,658        $28,155
                                                            =======        =======
       Liabilities and Net Investments and Advances

Accounts payable and accrued expenses                       $ 3,719        $ 1,618
Net investments and advances                                 69,939         26,537
                                                            -------        -------
                                                            $73,658        $28,155
                                                            =======        =======




     The accompanying notes are an integral part of this combined statement.

                                    Limited Service I Hotels

                                Combined Statement of Cash Flows
                        For the Fiscal Year Ended January 3, 1997 and the
                            Thirty-six Weeks Ended September 12, 1997
                                         (in thousands)



                                                                     Fiscal         Thirty-six
                                                                      year          weeks ended
                                                                      ended          September
                                                                     January         12, 1997
                                                                     3, 1997        (unaudited)
                                                                   ----------      ------------
Cash flows from operating activities:
    Revenues over expenses                                         $     349        $     722
    Adjustments to reconcile to cash provided by (used in)
    operations:
      Depreciation and amortization                                      495             --
      (Increase) decrease in accounts receivable and other              (148)              92
      (Increase) decrease in other assets                               (500)             223
      Increase (decrease) in accounts payable and accrued
      expenses                                                         3,719           (2,101)
                                                                   ---------        ---------
          Cash provided by (used in) operations                        3,915           (1,064)
                                                                   ---------        ---------
Cash flows from investing activities:
    Proceeds from sale of property and equipment                        --            109,988
    Additions to property and equipment                              (68,704)         (44,950)
                                                                   ---------        ---------
          Cash (used in) provided by investing activities            (68,704)          65,038
                                                                   ---------        ---------
Cash flows from financing activities:
    Net advances from (to) Marriott International, Inc.               64,837          (64,010)
                                                                   ---------        ---------
Increase (decrease) in cash and cash equivalents                          48              (36)
Cash and cash equivalents at beginning of year                             4               52
                                                                   ---------        ---------
Cash and cash equivalents at end of year                           $      52        $      16
                                                                   =========        =========


     The accompanying notes are an integral part of this combined statement.

                            Limited Service I Hotels

                     Notes to Combined Financial Statements
            As of January 3, 1997 and September 12, 1997 (unaudited)

NOTE 1. BASIS OF PRESENTATION:

Basis of Presentation

Marriott International, Inc. ("Marriott") develops, franchises and operates Residence Inn by Marriott Hotels ("Residence Inn") and Courtyard by Marriott Hotels ("Courtyard"), including the 14 properties listed below (collectively, the "Limited Service I Hotels" and, individually, the "Hotel" or "Hotels").

Effective December 23, 1996, Marriott entered into an agreement to sell and lease back the Limited Service I Hotels to Hospitality Properties Trust ("HPT"), a Maryland real estate investment trust, for sales proceeds of $148.8 million. The dates on which certain of the Hotels were sold to HPT and leased back by wholly owned subsidiaries of Marriott are indicated in the table below:

       Residence Inn                    Date of Sale                     Courtyard                     Date of Sale
       -------------                    ------------                     ---------                     ------------
Fresno, CA                              April 3, 1997            Ft. Worth-Fossil Creek, TX            April 3, 1997
Reno, NV                                April 3, 1997            Houston Hobby, TX                     April 3, 1997
Dallas-Richardson, TX                   April 3, 1997            Allentown/Bethlehem, PA               October 10, 1997
Ft. Worth-Fossil Creek, TX              April 3, 1997            Birmingham, AL                              -
San Antonio, TX                         April 3, 1997
Birmingham, AL                          April 25, 1997
Charlottesville, VA                     April 25, 1997
Atlanta-Town Center, GA                 May 23, 1997
Allentown/Bethlehem, PA                 October 10, 1997
Fairfax-Fairlakes, VA                   October 10, 1997

The date of sale indicated above represents the date of closing and transfer of the property deed from Marriott to HPT. The accompanying combined statement of revenues and expenses for the fiscal year ended January 3, 1997 reflects the operations of the Fresno, CA Residence Inn and the Houston Hobby, TX Courtyard which were completed and commenced operations during the period. All other Hotels presented above with the exception of the Allentown/Bethlehem, PA Residence Inn and the Birmingham, AL Courtyard were substantially completed and commenced operations during the thirty-six week period ended September 12, 1997. Operations of the Hotels are included in the accompanying combined statements of revenues and expenses from the commencement of operations through the earlier of the applicable date of sale to HPT or September 12, 1997.

Assets and liabilities have been stated at Marriott's historical cost basis in the accompanying combined statement of assets, liabilities and net investments and advances for Hotels that have not been sold to HPT as of the end of the period presented.

The accompanying combined financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The Limited Service I Hotels, for the periods presented, historically operated as an integral part of Marriott. Marriott has not historically allocated or charged individual units for interest on net advances and no such expenses are reflected in the accompanying combined financial statements. Accordingly, the accompanying combined financial statements are not intended to be a complete presentation of the Limited Service I Hotels' assets, liabilities and net investments and advances, revenues and expenses or cash flows.

Marriott has not historically allocated or charged individual units for corporate overhead, corporate general and administrative or other corporate costs, and no such expenses are reflected in the accompanying combined financial statements. Changes in net investments and advances represent the combined revenues and expenses of the Hotels adjusted for cash transferred between Marriott and the Hotels.

An analysis of the activity in this balance for the fiscal year ended January 3, 1997, and the thirty-six weeks ended September 12, 1997, is as follows:


                                                     (in thousands)
Balance December 29, 1995                              $  4,753
    Revenues over expenses                                  349
    Net advances from Marriott                           64,837
                                                       --------
Balance January 3, 1997                                  69,939
    Revenues over expenses (unaudited)                      722
    Other capital contribution from Marriott             19,886
    Net advances to Marriott (unaudited)                (64,010)
                                                       --------
Balance September 12, 1997 (unaudited)                 $ 26,537
                                                       ========

The average net investments and advances for the fiscal year ended January 3, 1997 and the thirty-six weeks ended September 12, 1997 was approximately $37 million and $48 million, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Hotel Revenues

Total Hotel revenues in the accompanying combined statements of revenues and expenses represents all revenues and receipts derived from guests or other customers related to Marriott's operation of the Limited Service I Hotels.

Operating Expenses

Operating expenses in the accompanying combined statements of revenues and expenses relate to the ongoing lodging operations within the Hotels and include property payroll, utilities, repairs and maintenance and other Hotel property operating costs.

Other Expenses

Other expenses in the accompanying combined statements of revenues and expenses relate primarily to depreciation and amortization as well as real estate and property taxes.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Fiscal Year

The Limited Service I Hotels' fiscal year ends on the Friday nearest to December 31.

Property and Equipment

Property and equipment is recorded at cost,  including  interest and real estate
taxes  incurred  during   development   and   construction.   Replacements   and
improvements are capitalized during the useful life of the property.

Depreciation is computed using the straight line method over the estimated useful lives of the assets, generally 40 years for buildings and improvements and 3 to 10 years for furniture and equipment.

No depreciation is recorded by the Hotels for the period from December 23, 1996 (the date Marriott entered into the agreement to sell the Hotels to HPT) to the date of sale (the "holding period"). During the holding period, operations of the Hotels are reported in the combined statements of revenues and expenses and interest is not capitalized.

Cash and Cash Equivalents

The Limited Service I Hotels consider all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents generated by the Hotels are transferred to Marriott. Operating expenses, capital expenditures and other cash requirements of the Limited Service I Hotels are paid by Marriott and charged directly to the Hotels.

Income Taxes

The accompanying combined statements of revenues and expenses present income taxes based upon the combined effective Federal and state tax rates of 39% for the fiscal year ended January 3, 1997 and the thirty-six weeks ended September 12, 1997.

NOTE 3. PROPERTY AND EQUIPMENT:

Property and equipment consists of the following (in thousands):


                                            January 3,    September 12,
                                              1997            1997
                                                          (unaudited)

Land and land improvements                 $ 10,619        $  2,948
Buildings and leasehold improvements         11,499          11,265
Furniture and equipment                       2,389           1,600
Construction in progress                     48,920          11,967
                                           --------        --------
                                             73,427          27,780
Less-accumulated depreciation                  (495)           --
                                           --------        --------
Property and equipment, net                $ 72,932        $ 27,780
                                           ========        ========

                    Report of Independent Public Accountants


To the Owners of the
Limited Service II Hotels (as defined in Note 1):

We have audited the accompanying combined statement of assets, liabilities and net investments and advances of the Limited Service II Hotels, as defined in
Note 1, as of January 3, 1997, and the related combined statements of revenues and expenses and cash flows for the fiscal year then ended. These financial statements are the responsibility of the management of Marriott International, Inc. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 and are not intended to be a complete presentation of the Limited Service II Hotels' assets, liabilities and net investments and advances, revenues and expenses or cash flows.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net investments and advances of the Limited Service II Hotels as of January 3, 1997, and their revenues and expenses and their cash flows for the fiscal year then ended in conformity with generally accepted accounting principles.

                                                    ARTHUR ANDERSEN LLP

Washington, D.C.,
     November 21, 1997

                            Limited Service II Hotels

                   Combined Statement of Revenues and Expenses
                For the Fiscal Year Ended January 3, 1997 and the
                    Thirty-six Weeks Ended September 12, 1997
                                 (in thousands)



                                                                  Thirty-six
                                                 Fiscal year      weeks ended
                                                    ended        September 12,
                                                 January 3,          1997
                                                    1997          (unaudited)
                                                 -----------     -------------
Hotel revenues:
   Rooms                                            $--               $ 631
   Other                                             --                  80
                                                    ---               -----
      Total hotel revenues                           --                 711
                                                    ---               -----

Operating expenses                                   --                 491
                                                    ---               -----

Hotel revenues over operating expenses               --                 220
                                                    ---               -----

Other expenses                                       --                 272
                                                    ---               -----

Revenues under expenses before income taxes          --                 (52)
   Credit for income taxes                           --                  20
                                                    ---               -----

Revenues under expenses                             $--               $ (32)
                                                    ===               =====



     The accompanying notes are an integral part of this combined statement.


                            Limited Service II Hotels

                    Combined Statement of Assets, Liabilities
                        and Net Investments and Advances
                                 (in thousands)


                                                                                  As of
                                                                As of         September 12,
                                                              January 3,          1997
                                                                 1997          (unaudited)
                                                              ----------      -------------
                            Assets
Current assets:
    Cash and cash equivalents                                 $  --              $    59
    Accounts receivable and other                                --                   76

Property and equipment, net                                    10,365             59,768

Other assets                                                       13                579
                                                              -------            -------
                                                              $10,378            $60,482
                                                              =======            =======
Liabilities and Net Investments and Advances

Accounts payable and accrued expenses                         $   220            $ 2,330

Net investments and advances                                   10,158             58,152
                                                              -------            -------
                                                              $10,378            $60,482
                                                              =======            =======



     The accompanying notes are an integral part of this combined statement.

                                Limited Service II Hotels

                             Combined Statement of Cash Flows
                    For the Fiscal Year Ended January 3, 1997 and the
                        Thirty-six Weeks Ended September 12, 1997
                                      (in thousands)


                                                                            Thirty-six
                                                         Fiscal year        weeks ended
                                                            ended          September 12,
                                                         January 3,           1997
                                                            1997           (unaudited)
                                                        ------------       ------------
Cash flows from operating activities:
    Revenues under expenses                               $   --            $    (32)
    Adjustments to reconcile to cash provided by
    operations:
      Depreciation and amortization                           --                 154
      Increase in accounts receivable and other               --                 (76)
      Increase in other assets                                --                (566)
      Increase in accounts payable and accrued
        expenses                                              --               2,110
                                                          --------          --------
          Cash provided by operations                         --               1,590
                                                          --------          --------

Cash flows from investing activities:
    Additions to property and equipment                    (10,365)          (49,557)
    Increase in other assets                                   (13)             --
                                                          --------          --------
      Cash used in investing activities                    (10,378)          (49,557)
                                                          --------          --------

Cash flows from financing activities:
    Net advances from Marriott International, Inc.          10,158            48,026
                                                          --------          --------
    Decrease in accounts payable and accrued
      expenses related to construction and
      development                                              220              --
                                                          --------          --------
          Cash provided by financing activities             10,378            48,026
                                                          --------          --------

Increase in cash and cash equivalents                         --                  59

Cash and cash equivalents at beginning of year                --                --
                                                          --------          --------

Cash and cash equivalents at end of year                  $   --            $     59
                                                          ========          ========



     The accompanying notes are an integral part of this combined statement.

                            Limited Service II Hotels

                     Notes to Combined Financial Statements
            As of January 3, 1997 and September 12, 1997 (unaudited)

NOTE 1. BASIS OF PRESENTATION:

Basis of Presentation

Marriott International, Inc. ("Marriott") develops, franchises and operates Residence Inn by Marriott Hotels ("Residence Inn") and Courtyard by Marriott Hotels ("Courtyard"), including the 9 properties listed below (collectively, the "Limited Service II Hotels" and, individually, the "Hotel" or "Hotels").

Effective August 12, 1997, Marriott entered into an agreement to sell and lease back the Limited Service II Hotels to Hospitality Properties Trust ("HPT"), a Maryland real estate investment trust, for sales proceeds of $129.4 million.


Residence Inn       Date of Sale        Courtyard              Date of Sale
-------------       ------------        ---------              ------------
New Orleans, LA          -              Tempe, AZ              October 10, 1997
BWI Airport, MD          -              Pleasant Hill, CA      October 10, 1997
Parsipanny, NJ           -              San Ramon, CA                 -
                                        Durham, NC                    -
                                        Oklahoma City, OK             -
                                        Richmond, VA                  -

The date of sale indicated above represents the date of closing and transfer of the property deed from Marriott to HPT. None of the Hotels commenced operations during the fiscal year ended January 3, 1997. During the thirty-six week period ended September 12, 1997, development was substantially completed and operations commenced at the New Orleans, LA Residence Inn and the Pleasant Hill, CA and Tempe, AZ Courtyards. Operations of these Hotels are included in the accompanying combined statement of revenues and expenses for the thirty-six week period ended September 12, 1997, from the commencement of operations through September 12, 1997.

Assets and liabilities have been stated at Marriott's historical cost basis in the accompanying combined statements of assets, liabilities and net investments and advances as of January 3, 1997 and September 12, 1997.

The accompanying combined financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission. The Limited Service II Hotels, for the periods presented, historically operated as an integral part of

Marriott. Marriott has not historically allocated or charged individual units for interest on net advances and no such expenses are reflected in the accompanying combined financial statements. Accordingly, the accompanying combined financial statements are not intended to be a complete presentation of the Limited Service II Hotels' assets, liabilities and net investments and advances, revenues and expenses or cash flows.

Marriott has not historically allocated or charged individual units for corporate overhead, corporate general and administrative or other corporate costs, and no such expenses are reflected in the accompanying combined financial statements. Changes in net investments and advances represent the combined revenues and expenses of the Hotels adjusted for cash transferred between Marriott and the Hotels.

An analysis of the activity in this balance for the fiscal year ended January 3, 1997, and the thirty-six weeks ended September 12, 1997, is as follows:


                                                     (in thousands)
Balance December 29, 1995                              $   --
    Net advances from Marriott                           10,158
                                                       --------

Balance January 3, 1997                                  10,158
    Revenues under expenses (unaudited)                     (32)
    Net advances from Marriott (unaudited)               48,026
                                                       --------
Balance September 12, 1997 (unaudited)                 $ 58,152
                                                       ========

The average net investments and advances for the fiscal year ended January 3, 1997 and the thirty-six weeks ended September 12, 1997 was approximately $5 million and $34 million, respectively.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Hotel Revenues

Total Hotel revenues in the accompanying combined statements of revenues and expenses represents all revenues and receipts derived from guests or other customers related to Marriott's operation of the Limited Service II Hotels.

Operating Expenses

Operating expenses in the accompanying combined statements of revenues and expenses relate to the ongoing lodging operations within the Hotels and include property payroll, utilities, repairs and maintenance and other Hotel property operating costs.

Other Expenses

Other expenses in the accompanying combined statements of revenues and expenses relate primarily to depreciation and amortization as well as real estate and property taxes.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Fiscal Year

The Limited Service II Hotels' fiscal year ends on the Friday nearest to December 31.

Property and Equipment

Property and equipment is recorded at cost,  including  interest and real estate
taxes  incurred  during   development   and   construction.   Replacements   and
improvements are capitalized during the useful life of the property.

Depreciation is computed using the straight line method over the estimated useful lives of the assets, generally 40 years for buildings and improvements and 3 to 10 years for furniture and equipment.

No depreciation is recorded by the Hotels for the period from August 12, 1997 (the date Marriott entered into the agreement to sell the Hotels to HPT) to the date of sale (the "holding period"). During the holding period, operations of the Hotels are reported in the combined statements of revenues and expenses and interest is not capitalized.

Cash and Cash Equivalents

The Limited Service II Hotels consider all highly liquid investments with a maturity of three months or less at the date of purchase to be cash equivalents. Cash and cash equivalents generated by the Hotels are transferred to Marriott. Operating expenses, capital expenditures and other cash requirements of the Limited Service II Hotels are paid by Marriott and charged directly to the Hotels.

Income Taxes

The accompanying combined statement of revenues and expenses for the thirty-six weeks ended September 12, 1997, presents income taxes based upon the combined effective Federal and state tax rates of 39%.

NOTE 3. PROPERTY AND EQUIPMENT:

Property and equipment consists of the following (in thousands):


                                                                    September
                                                       January       12, 1997
                                                       3, 1997     (unaudited)
                                                     ---------     -----------

         Land and land improvements                   $  4,661      $ 19,488
         Buildings and leasehold improvements             --          19,789
         Furniture and equipment                          --           3,637
         Construction in progress                        5,704        17,008
                                                      --------      --------
                                                        10,365        59,922
         Less - accumulated depreciation                  --            (154)
                                                      --------      --------
         Property and equipment, net                  $ 10,365      $ 59,768
                                                      ========      ========

                            FINANCIAL STATEMENTS AND
                          INDEPENDENT AUDITORS' REPORT

                              RENTHOTEL UTAH, L.C.

                           DECEMBER 31, 1996 AND 1995

                          INDEPENDENT AUDITORS' REPORT

To the Members
Renthotel Utah, L.C.

    We have audited the accompanying balance sheets of Renthotel Utah, L.C. as of December 31, 1996 and 1995, and the related statements of operations, members' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Renthotel Utah, L.C. as of December 31, 1996 and 1995, and the results of its operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.

    As discussed in note F, the Company sold the hotel on January 7, 1997.

          REZNICK FEDDER & SILVERMAN

Bethesda, Maryland
March 4, 1997


                                            Renthotel Utah, L.C.
                                               BALANCE SHEETS
                                                December 31,

                                                   ASSETS

                                                                                    1996            1995
                                                                                    ----            ----
CURRENT ASSETS
    Cash and cash equivalents                                                  $    247,589    $    273,083
    Accounts receivable, net of allowance
     for doubtful accounts of $6,000 and $39,388                                    815,790         386,996
    Inventories                                                                     209,296         178,576
    Prepaid expenses                                                                 99,139         140,718
                                                                               ------------    ------------

      Total current assets                                                        1,371,814         979,373
                                                                               ------------    ------------

PROPERTY AND EQUIPMENT
    Land                                                                          1,300,000       1,300,000
    Building                                                                     16,767,194      16,752,160
    Furniture and equipment                                                       5,210,104       4,965,354
    Less accumulated depreciation                                                (3,799,118)     (2,639,069)
                                                                               ------------    ------------

                                                                                 19,478,180      20,378,445
                                                                               ------------    ------------
OTHER ASSETS
    Goodwill, net of accumulated
      amortization of $319,952 and $227,672                                       3,371,334       3,463,614
    Preopening costs, net of accumulated
     amortization of $39,340 and $27,826                                             18,231          29,745
    Deposits                                                                          2,720           2,720
                                                                               ------------    ------------

                                                                                  3,392,285       3,496,079
                                                                               ------------    ------------

                                                                               $ 24,242,279    $ 24,853,897
                                                                               ============    ============

                                      LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
    Accounts payable and accrued expenses                                      $  1,424,111    $  1,103,937
    Current portion of long-term debt                                            22,878,328         882,761
    Due to City Hotels USA, Inc.                                                     30,078          81,065
    Advance deposit on sale of hotel                                                150,000            --
                                                                               ------------    ------------

      Total current liabilities                                                  24,482,517       2,067,763

LONG-TERM DEBT                                                                         --        22,860,807
                                                                               ------------    ------------

                                                                                 24,482,517      24,928,570

COMMITMENTS                                                                            --              --

MEMBERS' DEFICIT                                                                   (240,238)        (74,673)
                                                                               ------------    ------------

                                                                               $ 24,242,279    $ 24,853,897
                                                                               ============    ============

                                      See notes to financial statements



                                            Renthotel Utah, L.C.
                                          STATEMENTS OF OPERATIONS
                                           Year ended December 31,


                                                                                    1996           1995
                                                                                    ----           ----
Revenues
    Rooms                                                                      $  9,475,851    $  8,028,939
    Food and beverage                                                             2,555,966       2,436,960
    Telephone                                                                       388,368         381,459
    Garage                                                                          211,548         179,349
    Other                                                                           107,111          97,195
                                                                               ------------    ------------

                                                                                 12,738,844      11,123,902
                                                                               ------------    ------------

Departmental expenses
    Rooms                                                                         2,152,423       1,712,187
    Food and beverage                                                             1,898,205       1,993,213
    Telephone                                                                       192,506         189,489
    Garage                                                                           65,338          52,869
                                                                               ------------    ------------

                                                                                  4,308,472       3,947,758
                                                                               ------------    ------------

Gross operating income                                                            8,430,372       7,176,144
                                                                               ------------    ------------

Unallocated operating expenses
    Energy costs                                                                    297,756         284,201
    Administrative                                                                1,012,629         981,937
    Property, operations and maintenance                                            390,502         414,998
    Sales and marketing                                                             882,625         909,390
                                                                               ------------    ------------

                                                                                  2,583,512       2,590,526
                                                                               ------------    ------------
    Net operating income before interest
     expense, fixed charges and other deductions                                  5,846,860       4,585,618
                                                                               ------------    ------------

Interest expense, fixed charges and other deductions
    Depreciation and amortization                                                 1,263,843       1,236,765
    Interest expense                                                              1,847,956       1,885,601
    Real estate and personal property tax                                           403,275         488,236
    Management fees                                                                 414,176         361,527
    Incentive management fees                                                       117,682          61,723
    Insurance expense                                                               130,378         148,599
    Royalty fees                                                                    284,454         228,593
    Consulting                                                                      150,000          50,000
    Restaurant grand opening                                                           --            54,305
    Recruiting and relocation expenses                                                 --            92,892
    Operating leases                                                                 57,688          53,634
    Other expenses                                                                   34,200          28,531
                                                                               ------------    ------------

                                                                                  4,703,652       4,690,406
                                                                               ------------    ------------

      NET EARNINGS (LOSS)                                                      $  1,143,208    $   (104,788)
                                                                               ============    ============

                                           See notes to financial statements

                                                   Renthotel Utah, L.C.
                                        STATEMENTS OF CHANGES IN MEMBERS' DEFICIT
                                          Year ended December 31, 1996 and 1995


                                                                       Affiliated
                                                                      Shareholder
                                                        C.H.          of Heritage         Heritage
                                                       Corp.             Hotel             Hotel               Total
                                                    ------------     ------------       -----------         -----------
Members' capital (deficit), December 31, 1994      $   644,886       $    71,957        $      (301)        $   716,542
Cash distributions                                    (617,784)          (68,574)               (69)           (686,427)
Net loss                                               (94,309)          (10,468)               (11)           (104,788)
                                                   -----------       -----------        -----------         -----------
Members' deficit, December 31, 1995                    (67,207)           (7,085)              (381)            (74,673)
Cash distributions                                  (1,177,896)          (14,985)          (115,892)         (1,308,773)
Transfer of ownership                                     --              22,070            (22,070)               --
Net earnings                                         1,028,887              --              114,321           1,143,208
                                                   -----------       -----------        -----------         -----------
Members' capital (deficit), December 31, 1996      $  (216,216)      $      --          $   (24,022)        $  (240,238)
                                                   ===========       ===========        ===========         ===========







                                            See notes to financial statements


                                            Renthotel Utah, L.C.
                                          STATEMENTS OF CASH FLOWS
                                           Year ended December 31,


                                                                                   1996            1995
                                                                                   ----            ----
Cash flows from operating activities
    Net earnings (loss)                                                        $ 1,143,208     $  (104,788)
    Adjustments to reconcile net earnings (loss)
     to net cash provided by operating activities
      Depreciation                                                               1,160,049       1,132,563
      Amortization                                                                 103,794         104,202
      Increase (decrease) in provision for bad debts                               (33,388)         22,433
      (Increase) decrease in accounts receivable                                  (395,406)        178,047
      (Increase) decrease in inventories                                           (30,720)         38,860
      (Increase) decrease in prepaid expenses                                       41,579            (173)
      Increase in accounts payable and accrued expenses                            320,174          82,870
      Decrease in due to City Hotels USA, Inc.                                     (50,987)        (29,909)
                                                                               -----------     -----------

      Net cash provided by operating activities                                  2,258,303       1,424,105
                                                                               -----------     -----------

Cash flows from investing activities
    Additions to building, furniture and equipment                                (259,784)       (954,035)
    Increase in advance deposits                                                   150,000            --
                                                                               -----------     -----------

      Net cash used in investing activities                                       (109,784)       (954,035)
                                                                               -----------     -----------

Cash flows from financing activity
    Proceeds from long-term debt                                                      --           409,347
    Principal payments on long-term debt                                          (865,240)       (280,762)
    Payment of distributions                                                    (1,308,773)       (686,427)
                                                                               -----------     -----------

      Net cash used in financing activities                                     (2,174,013)       (557,842)
                                                                               -----------     -----------

      NET DECREASE IN CASH AND CASH                                                (25,494)        (87,772)
      EQUIVALENTS

Cash and cash equivalents, beginning of year                                       273,083         360,855
                                                                               -----------     -----------

Cash and cash equivalents, end of year                                         $   247,589     $   273,083
                                                                               ===========     ===========

Supplemental disclosure of cash flow information
   Cash paid during the year for interest                                      $ 1,718,591     $ 1,889,919
                                                                               ===========     ===========


                                         See notes to financial statements

                              Renthotel Utah, L.C.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1996 and 1995


NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES

       The Company

       Renthotel Utah, L.C. (the "Company") was incorporated under the laws of the State of Utah on July 1, 1993. At December 31, 1995, the Company had the following investors (Members) under the following percentages of ownership:

                  CH Corp                                      90.00%
                  Heritage Hotel, L.L.C.                         .01%
                  Affiliated Individual Member                  9.99%

       On January 1, 1996, the Affiliated Individual Member transferred its entire ownership to Heritage Hotel, L.L.C. At December 31, 1996, the Company had the following investors (Members) under the following percentages of ownership:

                  CH  Corp.                                    90.00%
                  Heritage Hotel, L.L.C.                       10.00%

       On July 29, 1993 (the date of acquisition), the Company purchased a 381-room hotel known as the Doubletree Hotel (the "Hotel") located in Salt Lake City, Utah. Concurrent with the acquisition, the Company entered into a license agreement with Doubletree Hotel Systems, Inc. ("Doubletree"). The Hotel is managed by City Hotels USA, Inc. ("CHUSA"), an affiliated entity. Cash distributions and profit and loss are allocated to the members pro-rata in proportion to their percentage of ownership interest. As discussed in note F, the company sold the hotel on January 7, 1997.

       Use of Estimates

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                              Renthotel Utah, L.C.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           December 31, 1996 and 1995

NOTE A -  ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING
          POLICIES (Continued)

       Cash Equivalents

       For purposes of the statement of cash flows, the Company considers cash invested in overnight accounts and other short-term liquid investments with an original maturity of three months or less to be cash equivalents.

       Inventories

       Inventories, consisting of food, beverage, linens and china are stated at the lower of cost or market using the first-in, first-out method.

       Property and Equipment

       Property and equipment are stated at cost. Depreciation is provided using the straight line method over the approximate estimated useful lives of the assets as follows:

                  Building                                         40 years
                  Furniture and equipment                         5 -7 years

       Preopening Costs

       Preopening costs of $57,571 include legal and other costs incurred to acquire the Hotel and are being amortized over 60 months.

       Goodwill

       Goodwill of $3,691,286 is being amortized over 40 years using the straight-line method.

       Revenue

       Revenue is recognized when earned.

       Income Taxes

       No provision for federal and state income taxes is made in the accompanying statements of operations as the Company is a Utah Limited Liability Company, and as such, any income or loss is passed through directly to the Members and is taxable at their level.

                              Renthotel Utah, L.C.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           December 31, 1996 and 1995

NOTE B - LONG-TERM DEBT

       Long-term debt at December 31, 1996 and 1995 consists of the following:


                                                        1996             1995
                                                        ----             ----


Promissory  note payable to  Eurobelgian
Re-Limited,    (a   subsidiary   of   an
affiliated  entity),  interest at 7 1/2%
until July 31, 1998, thereafter fixed at
 .75% over Wall Street Journal prime rate
in effect on that date, through maturity
on  July   31,   2003;   interest   paid
quarterly  through  September  30, 1996;
thereafter  requiring principal payments
semiannually   and   interest   payments
quarterly;      uncollateralized.     As
discussed  in note F, the  Company  sold
the Hotel on January  7,  1997.  On that
date,  the note was paid in full  with a
penalty of $65,130. Interest expense for
the Eurobelgian  Re-Limited note in 1996
and  1995  was  $286,733  and  $316,927,
respectively.                                         $3,473,584     $4,153,584

Mortgage payable to a bank,  interest at
8% until July 31, 1997, thereafter fixed
at 8.5%  through  maturity  on August 1,
2002;  principal  and  interest  payable
monthly;   a  balloon  payment  for  the
outstanding   balance  of  approximately
$18,483,183  is due in full on August 1,
2002,  collateralized by a deed of trust
on the Hotel.  As  discussed  in note F,
the Company sold the Hotel on January 7,
1997. On that date, the loan was paid in
full   without    penalties.    Interest
expensed for the  mortgage  note in 1996
and 1995 was $1,561,223 and  $1,568,674,
respectively.                                         19,404,744     19,589,984
                                                      ----------    -----------

       Total debt                                     22,878,328     23,743,568
       Less: current portion                          22,878,328        882,761
                                                      ----------    -----------
       Long-term debt                                 $        -    $22,860,807
                                                      ==========    ===========

                              Renthotel Utah, L.C.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           December 31, 1996 and 1995


NOTE B - LONG-TERM DEBT (Continued)

       If the Company had not sold the Hotel, the combined aggregate maturities of long-term debt for each of the next five years and thereafter would have been as follows:


                                                                    Mortgage
                                         Eurobelgian               payable to
                                         Re-Limited                   bank
                                         -----------               ----------
                            1997         $  680,000                $  178,968
                            1998            680,000                   135,114
                            1999            700,000                    25,553
                            2000            700,000                    38,551
                            2001             700,00                   167,166
                      Thereafter             13,584                18,859,392

NOTE C - COMMITMENTS

       Management Agreements

       The Company entered into a hotel management agreement with CHUSA on July 29, 1993, under which CHUSA is to manage the Hotel commencing from the date of the agreement through July 31, 2003. Pursuant to the management agreement, a management fee calculated up to 3.75 percent of total revenues (3.25 percent during 1996 and 1995), as defined, is payable to CHUSA each month. Management fee expense for the year ended December 31, 1996 was $414,176, of which $28,653 was included in accounts payable and accrued expenses at year end. Management fee expense for the year ended December 31, 1995 was $361,527, of which $19,277 was included in accounts payable and accrued expenses at year end.

       Operating Agreement

       An incentive management fee is payable to an affiliated member, in the amount of 8.25% of total cash available, as defined in the operating agreement. Total incentive management fee expense was $117,682 for the year ended December 31, 1996 and $61,723 for the year ended December 31, 1995.

                              Renthotel Utah, L.C.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           December 31, 1996 and 1995


NOTE C - COMMITMENTS (Continued)

       License Agreement

       On July 29, 1993, the Company entered into a license agreement with Doubletree expiring December 31, 2008. The agreement allows the Company to provide hotel services to the public under the name Doubletree Hotel as long as it follows the standards and specifications in the system designed by Doubletree. The system includes a computerized reservation network; marketing programs and materials; training programs and materials; standards, specification and policies for furnishings, operations, appearance and service of the Hotel; and other requirements which Doubletree may, from time to time, provide. Under the agreement, the Company is required to pay a monthly royalty fee of 2 3/4% through July 31, 1996, of gross room revenue, as defined, and 3% for the remainder of the license term, as defined; a marketing fee of 1 1/4% of gross revenue, as defined; and a reservation fee for each reservation of the Hotel made through the system at an amount determined by Doubletree. The marketing and reservation fees may be subject to change by Doubletree. The Company incurred royalty, marketing, and reservation fees of $583,625 for the year ended December 31, 1996, and $549,970 for the year ended December 31, 1995. At December 31, 1996 and 1995, $231,709 and $225,388, respectively, of these fees were payable.

       CHUSA has guaranteed the performance of this license agreement should the Company default on the terms and conditions described within the agreement.

       Operating Leases

       The Company has entered into agreements for operating leases on equipment which carry varying terms and payments. Total expense for operating leases was $57,688 for the year ended December 31, 1996 and $53,634 for the year ended December 31, 1995. As discussed in note F, the Company sold the Hotel on January 7, 1997. On that date, the Company assigned its obligations under the operating leases to the purchaser.

                              Renthotel Utah, L.C.
                    NOTES TO FINANCIAL STATEMENTS - CONTINUED
                           December 31, 1996 and 1995


NOTE D - RELATED PARTY TRANSACTIONS

       The Company entered into a consulting agreement with CHUSA on January 1, 1995, under which CHUSA is to provide guidance and direction in the operation of the Hotel. A fee of $50,000 was incurred for the year ended December 31, 1995.

       During 1996, the Company entered into a consulting agreement with CHUSA under which CHUSA is to provide guidance and direction in the disposition of the Hotel. A fee of $150,000 was incurred for the year ended December 31, 1996.

       At December 31, 1996 and 1995, $30,078 and $81,065, respectively, is due to CHUSA for consulting fees, management fees and reimbursable expenses.


NOTE E - RENOVATION OF THE HOTEL

       During 1994, the Company began construction of the planned renovation of the Hotel which was substantially completed in April of 1995. Total expenditures in 1995 were $933,818. The total construction costs were subsequently recorded as property and equipment in 1995.


NOTE F - SUBSEQUENT EVENT

       On January 7, 1997, the company sold the Hotel consisting of the land, building, furniture and equipment and inventories. The gross sales price is $44,000,000. The purchase price on July 29, 1993 was $25,000,000.

                          HOSPITALITY PROPERTIES TRUST

             Unaudited Pro Forma Financial Statements and Other Data

       The following unaudited adjusted pro forma balance sheet at September 30, 1997 is intended to present the financial position of the Company as if the transactions described in the Notes (the "Transactions") were consummated at September 30, 1997. The following unaudited adjusted pro forma statements of income are intended to present the results of operations of the Company as if the Transactions were consummated on January 1, 1996. These unaudited adjusted pro forma financial statements should be read in conjunction with, and are qualified in their entirety by reference to, the separate financial statements of the Company and certain of the acquired hotel properties, each as of and for the year ended December 31, 1996 and for the nine months ended September 30, 1997, incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1997.

       These unaudited adjusted pro forma financial statements are not necessarily indicative of the expected financial position or results of operations of the company for any future period. Differences would result from, among other considerations, future changes in the Company's portfolio of investments, changes in interest rates, changes in the capital structure of the Company, inability of the Company to complete the proposed equity offering or complete the equity offering on terms consistent with those used herein, delays in the acquisition of certain properties and changes in the Company's operating expenses.

       The following unaudited pro forma balance sheet and unaudited pro forma statements of income were prepared pursuant to the Securities and Exchange Commission's rules for the presentation of pro forma data. The pro forma and adjusted pro forma data give effect to the consummation by the Company of the Transactions. Certain properties expected to be acquired by the Company are currently under construction or development by the sellers. Other properties were under construction during the periods presented when they were owned or under development by the sellers. The accompanying pro forma operating data does not give further effect to the completion of construction or the related lease commencement for any period prior thereto. Construction projects not completed by September 30, 1997 are likewise not reflected in the pro forma balance sheet data. Rather, the effect of completion of construction of these properties is presented separately from the pro forma data as described in the accompanying notes. The Company believes that a display of such adjusted pro forma data is meaningful and relevant to the understanding of the Transactions and, accordingly has presented such data in the final two columns, labeled "Other Data," on the accompanying pages.


                                                  HOSPITALITY PROPERTIES TRUST
                                           PRO FORMA INCOME STATEMENTS AND OTHER DATA
                                          (amounts in thousand, except per share data)
                                                           (unaudited)


                                                             Proforma                             Other Data
                                                        ------------------------------------   --------------------------------
                                            Historical        Pro Forma                             Other              Adjusted
                                             1996 [M]       Adjustments           Pro Forma      Adjustments          Pro Forma

                                          -------------   --------------       -------------   -------------        ------------
 Revenues
     Rental Revenue                             $69,514          $23,443 [N]         $92,957         $43,160  [U]       $136,117
     FF&E Reserve Income                         12,169            1,174 [O]          13,343               -              13,343
     Other Income                                   946             (538)[P]             408               -                 408
                                          -------------   --------------       -------------   -------------        ------------
             Total Revenue                       82,629           24,079             106,708          43,160             149,868
                                          -------------   --------------       -------------   -------------        ------------
Expenses
     Depreciation and Amortization               20,398            8,076 [Q]          28,474          13,608  [V]         42,082
     Interest                                     5,646            3,122 [R]           8,768           7,860  [W]         16,628
     General and Administrative                   4,921              927 [S]           5,848           2,970  [X]          8,818
                                          -------------   --------------       -------------   -------------        ------------
             Total Expenses                      30,965           12,125              43,090          24,438              67,528
                                          -------------   --------------       -------------   -------------        ------------
Net Income                                      $51,664          $11,954             $63,618         $18,722             $82,340
                                          =============   ==============       =============   =============        ============
Weighted Average Shares Outstanding              23,170           13,687 [T]          36,857               -              36,857
                                          =============   ==============       =============   =============        ============
Earnings Per Share                                $2.23                                $1.73                               $2.23
                                          =============                        =============                        ============


                                                           Proforma                             Other Data
                                                          ----------------------------------   ---------------------------------
                                             Historical
                                            Nine Months
                                               Ended
                                           September 30,     Pro Forma                             Other              Adjusted
                                              1997 [O]      Adjustments         Pro Forma       Adjustments          Pro Forma
                                          -------------------------------     --------------   -------------        ------------
Revenues
     Rental Revenue                             $71,158            $9,322 [N]        $80,480         $22,823 [U]        $103,303
     FF&E Reserve Income                         11,138                 -             11,138               -              11,138
     Other Income                                   474                 -                474               -                 474
                                          -------------   ---------------     --------------   -------------        ------------
              Total Revenue                      82,770             9,322             92,092          22,823             114,915
Expenses
     Depreciation and Amortization               22,528             3,480 [Q]                          7,098 [V]          33,106
     Interest                                    10,602            (3,914)[R]          6,688           6,020 [W]          12,708
     General and Administrative                   4,787               109 [S]          4,896           1,718 [X]           6,614
                                          -------------   ---------------     --------------   -------------        ------------
              Total Expenses                     37,917              (325)            37,592          14,836              52,428
                                          -------------   ---------------     --------------   -------------        ------------
Net Income                                      $44,853            $9,647            $54,500          $7,987             $62,487
                                          =============   ===============     ==============   =============        ============
Weighted Average Shares                          26,871            10,000 [T]         36,871               -              36,871
                                          =============   ===============     ==============   =============        ============
Earnings Per Share                                $1.67                                $1.48                               $1.69
                                          =============                       ==============                        ============


                                                  HOSPITALITY PROPERTIES TRUST
                                             PRO FORMA BALANCE SHEET AND OTHER DATA
                                                     (dollars in thousands)
                                                           (unaudited)


                                                           Pro Forma                            Other Data
                                                          ----------------------------------   ----------------------------------
                                             Historical
                                           September 30,        Pro Forma        Pro Forma      Adjustments           Adjusted
                                              1997 [A]         Adjustments                                            Pro Forma
                                          --------------------------------------------------   -------------        -------------

                                  Assets
     Real estate properties                  $1,006,740         $201,876  [B]     $1,208,616        $208,368 [I]       $1,416,984
     Accumulated depreciation                   (48,746)               -             (48,746)              -              (48,746)
                                          -------------   --------------       -------------   -------------        -------------
                                                957,994          201,876           1,159,870         208,368            1,368,238
     Cash and cash equivalents                   13,955           73,170  [C]         87,125         (73,170)[J]           13,955
     FF&E reserve (restricted cash)              11,759            1,294  [D]         13,053               -               13,053
     Rent Receivable                                782                -                 782               -                  782
     Other assets                                 8,290                -               8,290               -                8,290
                                          -------------   --------------       -------------   -------------        -------------
                                            $   992,780         $276,340         $ 1,256,070       $ 135,198           $1,404,318
                                          =============   ==============       =============   =============        =============
                         Liabilities and
                    Shareholders' Equity
     Term debt                                 $125,000         $      -            $125,000        $      -             $125,000
     Revolving debt                             104,000         (104,000) [E]              -         111,168 [K]          111,168
     Security deposits                          102,359           35,790  [F]        138,149          24,030 [L]          162,179
     Other liabilities                            2,957                -               2,957               -                2,957

     Shareholder's equity
      Common shares of beneficial
                interest                            269              100  [G]            369               -                  369
      Additional paid-in capital                656,906          344,450  [H]      1,001,356               -            1,001,356
      Cumulative net income                     107,866                -             107,866               -              107,866
      Dividends                                (106,577)               -            (106,577)              -             (106,577)
                                          -------------   --------------       -------------   -------------        -------------
      Total shareholders' equity                658,464          344,550           1,003,014               -            1,003,014
                                          -------------   --------------       -------------   -------------        -------------
                                           $    992,780         $276,340          $1,269,120        $135,198           $1,404,318
                                          =============   ==============       =============   =============        =============

                          Hospitality Properties Trust

        Notes to Unaudited Pro Forma Financial Statements and Other Data
                  (dollars in thousands, except per share data)
                       Pro Forma Balance Sheet Adjustments

A. Represents the historical balance sheet of the Company at September 30, 1997.

B. Represents the purchase of the 22 hotels open but not acquired as of September 30, 1997:

         Cash purchase prices
                2 Courtyard by Marriott(R)hotels                        $ 24,130
                14 Sumner Suites(R)hotels                                112,000
                6 Candlewood(R)hotels                                     28,952
         Purchase price withheld as Security and Guarantee deposits       35,790
         Closing Cost                                                      1,004
                                                                        --------
                Total                                                   $201,876
                                                                        ========

C. Represents the net effect of the pro forma adjustments on cash.

D. Represents FF&E Reserve cash acquired by the Company in connection with the purchase of six Courtyard by Marriott(R) and three Residence Inn by Marriott(R) hotels. Title to the FF&E Reserves for other hotels to be acquired will be held by the tenant; the Company will have security and remainder interests in FF&E Reserve escrows owned by its tenants.

E. Represents pro forma net repayments by the Company on its credit facilities from the proceeds of the offering of Shares.

F. Represents security deposits and other deposits held by the Company as a result of purchasing and leasing the following hotels:

         2 Courtyard by Marriott(R)hotels                                $ 2,680
         14 Sumner Suites(R)hotels                                        28,000
         6 Candlewood(R)hotels                                             5,110
                                                                         -------
                    Total                                                $35,790
                                                                        ========

G. Represents the par value ($0.01) of Shares expected to be issued in the proposed Offering.

H.     Represents the following:

         Gross proceeds expected  from the proposed Offering
                  (10,000,000 shares at $36.375/share)                $ 363,750
          Estimated expenses of the proposed Offering                   (19,200)
                                                                      ---------
              Net Proceeds of the proposed Offering                     344,550
          Par value of Shares                                              (100)
                                                                      ---------
              Additional Paid-In Capital                              $ 344,450
                                                                      =========

                                   Other Data
                            Balance Sheet Adjustments

I. Represents the purchase of the 20 hotels acquired but not open as of September 30, 1997:

          Cash purchase prices
          6 Courtyard by Marriott(R)hotels                              $ 59,021
          5 Residence Inn by Marriott(R)hotels                            68,231
          9 Candlewood(R)hotels                                           56,049
          Purchase price withheld as Security and Guarantee deposits      24,030
          Closing Costs                                                    1,037
                                                                        --------
              Total                                                     $208,368
                                                                        ========

       The above hotels are properties the Company expects to purchase from sellers upon completion of construction, of which 5 were completed and purchased by the Company between September 30 and November 19, 1997 for an aggregate purchase price of $56,479.

J. Represents use of pro forma cash raised by the Company in connection with the offering for the purchase of hotels described in Note I.

K.     Represents   adjusted  net   borrowing  by  the  Company  on  its  credit
       facilities.

L. Represents security deposits and other deposits held by the Company as a result of purchasing and leasing the following hotels:

       6 Courtyard by Marriott(R)hotels                                  $ 6,558
       5 Residence Inn by Marriott(R)hotels                                7,582
       9 Candlewood(R)hotels                                               9,890
                                                                         -------
                Total                                                    $24,030
                                                                         =======

           Notes to Unaudited Adjusted Pro Forma Financial Statements
                  (dollars in thousands, except per share data)

                     Pro Forma Income Statement Adjustments


M. Represents the historical income statement of the Company for the period presented.

N. Represents the pro forma effect of leases entered and to be entered for hotels open during the period presented. This pro forma effect is derived as follows:

                                                                  Year Ended      Nine Months
                                                                     Ended           Ended
                                                                 December 31,    September 30,
                                                                     1996            1997
         Pro forma Minimum Rent                                    $ 91,834        $ 78,422
         Pro forma Percentage Rent                                    1,123           2,058
         Amounts included in historical Minimum  Rent               (68,419)        (69,100)
         Amounts included in historical Percentage Rent              (1,095)         (2,058)
                                                                   --------        --------
                                                                   $ 23,443        $  9,322
                                                                   ========        ========

       Certain of the hotels owned by the Company as of September 30, 1997 were under development and others are currently under development by the sellers of these properties. The Company is not contractually obligated to acquire these hotels until they are substantially completed. The foregoing pro forma income statements assume the hotels, which were completed prior to September 30, 1997 were acquired as of their completion date; however, pro forma percentage rent is limited to those hotels which were in actual operation since January 1, 1996. Percentage rent which is based upon a percentage or gross revenue increases cannot be calculated for unopened hotels under development.

O. Represents the effect of the Company's 1996 acquisition of 16 Courtyard by Marriott(R)and 18 Residence Inns by Marriott(R)on FF&E Reserve income. FF&E Reserve escrow accounts for all of the Company's Courtyard by Marriott(R)and Residence Inn by Marriott(R)hotels are owned by the Company and periodic payments into these escrow accounts are recorded as additional rent under generally accepted accounting principles ("GAAP"). Pro forma escrowed amounts represent 5% of total hotel revenues at such hotels prior to the purchase date by the Company for the period presented. No pro forma adjustment for the FF&E Reserve income related to the newly constructed hotels purchased and to be purchased by the Company from Marriott has been made, as these amounts cannot be calculated.

       The FF&E Reserve for the renovation and refurbishment of the Company's Wyndham(R), Sumner Suites(R) and Candlewood(R) hotels remains the property of these respective tenants during the lease term. The Company has a security interest in these escrow accounts and at the end of the lease term, any remaining funds in these FF&E Reserves must be paid to the Company. Under GAAP the FF&E Reserve for the Leases relating to these hotels is not recorded as income by the Company.

P. Represents the pro forma reduction in interest income during 1996 from the effect of cash investments between the time of capital raising activities and acquisitions by the Company.

Q. Represents the impact of the purchases and proposed purchases of hotels from their date of completion to the end of the period presented on depreciation expense.

R. Represents interest on pro forma Term Debt ($125,000) at LIBOR plus the contractual spreads for the entire period presented, plus amortization of deferred financing costs. The average applicable LIBOR rate was 5.446% for the year ended December 31, 1996 and 5.598% for the nine months ended September 30, 1997. The pro forma annual impact on interest expense of a 1/8% change in LIBOR is $156.

S. Represents estimated impact of the transactions described in Note N on general and administrative expenses of the Company.

T. Represents the impact of additional Shares issued in the proposed Offering, plus, for the year ended December 31, 1996 the impact of additional Shares issued by the Company in April 1996.

                                   Other Data
                          Income Statement Adjustments

U. Represents the adjusted pro forma effect of leases entered and to be entered since January 1, 1996. This adjusted pro forma effect is derived as follows:

                                                                  Year Ended      Nine Months
                                                                     Ended           Ended
                                                                 December 31,    September 30,
                                                                     1996            1997

         Adjusted Pro forma Minimum Rent                           $ 134,994       $ 101,245
         Adjusted Pro forma Percentage Rent                            1,123           2,058
         Amounts included in pro forma Minimum Rent                  (92,862)        (78,422)
         Amounts included in pro forma Percentage Rent                (1,095)         (2,058)
                                                                   ---------       ---------
                                                                   $  43,160       $  22,823
                                                                   =========       =========

V. Represents the full period's impact of the purchases and proposed purchases of hotels on depreciation expense.

W. Represents interest on adjusted pro forma borrowings under the Company's credit facilities ($111,168) at LIBOR plus contractual spreads for the entire period presented, plus amortization of deferred financing costs. The average applicable LIBOR rate was 5.446% for the year ended December 31, 1996 and 5.598% for the nine months ended September 30, 1997. The adjusted pro forma impact on interest expense of a 1/8% change in LIBOR is $139.

X.     Represents   estimated   impact  of  the   transactions  on  general  and
       administrative expenses of the Company.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             HOSPITALITY PROPERTIES TRUST



                                             By: /s/ John G. Murray
                                                  John G. Murray, President and
                                                     Chief Operating Officer

Date: November 21, 1997

                                LIST OF EXHIBITS

10.1 Purchase and Sale Agreement, dated as of November 19, 1997, by and among Candlewood Hotel Company, Inc. and certain of its affiliates, as sellers, and the Company, as purchaser.

10.2 Form of Candlewood Lease Agreement by and between a subsidiary of the Company, as landlord, and Candlewood Leasing No. 1, Inc., as tenant.

10.3 Form of Guaranty Agreement by and among Candlewood Hotel Company, Inc., a subsidiary of the Company and the Company.

10.4 Purchase and Sale Agreement, dated as of October 24, 1997, by and among ShoLodge, Inc. and certain of its affiliates, as sellers, and the Company, as purchaser.

10.5       Lease  Agreement,  dated as of November 19, 1997,  by and between HPT
           Suite Properties Trust, as landlord, and Suite Tenant, Inc., as tenant.

10.6 Limited Guaranty Agreement, dated as of November 19, 1997, by and among ShoLodge, Inc., HPT Suite Properties Trust and the Company.

10.7 Purchase Agreement, dated as of October 10, 1997, by and among Residence Inn By Marriott, Inc. and Courtyard Management Corporation, as sellers, and the Company, as purchaser.

10.8 Form of Residence Inn Lease Agreement by and between HPTMI II Properties Trust and CR9 Tenant Corporation.

10.9 Form of Courtyard Lease Agreement by and between HPTMI II Properties Trust and CR9 Tenant Corporation.

10.10 Limited Rent Guaranty, dated as of October 10, 1997, by and among Marriott International, Inc., the Company and HPTMI II Properties Trust.

10.11 Amendment No. 3, dated November 14, 1997, to the Amended and Restated Credit Agreement, dated as of December 29, 1995, as amended, between the Company and DLJ Mortgage Capital, Inc.

10.12 First Supplemental Credit Agreement, dated as of November 14, 1997, between the Company, as borrower, and DLJ Mortgage Capital, Inc., as lender.

10.13 Second Supplemental Credit Agreement, dated as of November 14, 1997, between the Company, as borrower, and DLJ Mortgage Capital, Inc., as lender.

23.1       Consent of Arthur Andersen LLP, Independent Public Accountants.

23.2       Consent of Arthur Andersen LLP, Independent Public Accountants.

23.3       Consent of Reznick Fedder & Silverman, Independent Public Accountants